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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 19, 1998, with respect to the financial statements of Able Telcom Holding Corp. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-65991) and related Prospectus of Able Telcom Holding Corp. for the registration of 16,271,507 shares of its common stock.


                                                 Ernst & Young LLP


West Palm Beach, Florida
August 31, 2000